EXHIBIT 32.1

Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Donald E. Gibson, President and Chief Executive Officer, of Greene County Bancorp, Inc. (the “Company”) certifies in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2014 and that to the best of his knowledge:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the consolidated financial condition and consolidated results of operations of the Company as of the dates and for the periods covered by the report.

This statement is authorized to be attached as an exhibit to the report so that this statement will accompany the report at such time as the report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 USC 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Date: November 14, 2014	/s/ Donald E. Gibson
Donald E. Gibson,
President and Chief Executive Officer